SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                         ------------------------------

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): July 1, 2005


                              STATION CASINOS, INC
             (Exact name of registrant as specified in its charter)


           Nevada                   000-21640                 88-0136443
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(State or other jurisdiction       (Commission             (I.R.S. Employer
      of incorporation)            File Number)           Identification No.)


2411 West Sahara Avenue, Las Vegas, Nevada                 89102
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(Address of principal executive offices)                 (Zip Code)


Registrant's telephone number, including area code: (702) 367-2411
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                                       N/A
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          (Former name or former address, if changed since last report)



ITEM 8.01. OTHER EVENTS

On June 30, 2005, Station Casinos, Inc. (the "Company") entered into a ground lease and option agreement with Rose One LLC ("Rose One"). Pursuant to that agreement, the Company has agreed to lease from Rose One, with an option to purchase, approximately eight (8) acres of gaming-entitled real property located at the northwest corner of the intersection of South Virginia Street and Kietzke Lane in Reno, Nevada. The property is also located across from the Reno-Sparks Convention Center. The transaction remains subject to the satisfaction of certain terms and conditions contained in a separate contingency agreement between the parties.


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     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     Station Casinos, Inc.



Date: July 1, 2005                   By: /s/ Glenn C. Christenson
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                                         Glenn C. Christenson
                                         Executive Vice President, Chief
                                         Financial Officer, Chief Administrative
                                         Officer and Treasurer